UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Potomac Street NW, 5th Floor Washington, DC	20007
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (202) 791-9040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

RTK WP Canada, ULC (“RTK WP Canada”), a wholly-owned subsidiary of Rentech, Inc. (“Rentech”), entered into an Agreement for the Purchase and Sale of Biomass with Drax Power Limited (“Drax”) dated as of May 1, 2013 (the “Drax Agreement”).  Pursuant to the terms of the Drax Agreement, RTK WP Canada was required to deliver approximately 400,000 metric tons of wood pellets annually to Drax for a ten-year term beginning in the fourth quarter of calendar year 2014 at a floating price indexed for inflation, fuel and fibre supply costs.  If RTK WP Canada failed to deliver wood pellets under the Drax Agreement, RTK WP Canada was obligated to pay Drax an amount equal to the positive difference, if any, between the contract price for the wood pellets and the price of any wood pellets Drax purchased in replacement.  Any payment obligations of RTK WP Canada pursuant to the Drax Agreement were guaranteed by Rentech in an amount not to exceed CAD$20 million under a Guaranty Agreement executed by Rentech on May 1, 2013 (the “Guaranty”).  Rentech filed a copy of the Drax Agreement as material definitive agreement with the Securities and Exchange Commission on Form 10-Q on August 8, 2013.

On October 31, 2017, Rentech, RTK WP Canada and Drax entered into a Deed of Release and Termination that terminated the Drax Agreement and the Guaranty (the “Deed of Termination”).  The Deed of Termination provides that all remaining rights and obligations of the parties under the Drax Agreement and the Guaranty shall terminate, except with respect to the Drax Agreement obligations regarding confidentiality, notices and governing law.  The Deed of Termination also provides that the parties mutually release each other from all claims or demands in connection with the Drax Agreement and the Guaranty.

This Current Report on Form 8-K contains only a summary of certain provisions of the Deed of Termination and does not purport to be a complete summary of the Deed of Termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: November 3, 2017	By:	/s/ Nicole M. Powe
Nicole M. Powe Senior Vice President and General Counsel